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                                                                   EXHIBIT 10.22

                    ***PORTIONS OF THIS EXHIBIT MARKED BY
                    BRACKETS ("[______]") OR OTHERWISE
                    IDENTIFIED HAVE BEEN OMITTED PURSUANT
                    TO A REQUEST FOR CONFIDENTIAL
                    TREATMENT.  THE OMITTED PORTIONS HAVE
                    BEEN FILED SEPARATELY WITH THE
                    SECURITIES AND EXCHANGE COMMISSION.***

                                LICENSE AGREEMENT


      This Agreement is made and entered into on this 29th day of September, 1995, by and between Montgomery Cablevision and Entertainment, Inc., an Alabama corporation (hereinafter referred to as "MCE"), and American Communication Services of Montgomery, Inc., a Maryland Corporation (hereinafter referred to as "ACSI").

      WHEREAS, ACSI desires fiber optic capacity for its business purposes; and

      WHEREAS, MCE is willing to construct or lease fiber optic cable, at the expense of ACSI, and in return, to allow ACSI to use certain of the fibers on such cable;

      NOW, THEREFORE, in consideration of the premises and the agreements of the parties, MCE and ACSI agree as follows:

Section 1.  Construction of Fiber Optic Cable

      Subject to securing all requisite government and regulatory approvals, and in consideration of the payments and other agreements of ACSI contained herein, MCE agrees to construct (or cause to be constructed) and to maintain a fiber optic cable in or around the City of Montgomery, Alabama (the "Fiber System") upon electric distribution, CATV distribution transmission lines, and/or other rights-of-way selected by MCE. The Fiber System shall consist of not less than [_______________] fibers, except as agreed to by the parties pursuant to
Section 30. Each of the fibers shall be single mode, dual window, non-dispersion shifted.

      For purposes of this Agreement, the Fiber System shall not consist of any fiber or cable on the ACSI side of any demarcation point (i.e. splice point in an ACSI manhole) with MCE.

      All construction shall be performed pursuant to MCE's specifications. MCE shall provide the specifications for each phase of construction to ACSI. The specifications for each phase may be provided at once, or at MCE's option, may be divided and provided in multiple parts. Unless ACSI objects to MCE in writing to specifications within ten (10) days of receipt of those specifications, such specifications shall be deemed to have been agreed upon.

Section 2.  Route Location and Phases of Construction

      MCE shall construct the Fiber System over a route more fully described in Exhibit A, attached hereto and made a part hereof (the "Route"). The Fiber System


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will be constructed in phases as more fully described in Exhibit A, and will be completed by the "Not Later Than" ("NLT") dates specified in Exhibit B. Failure to complete construction by the agreed upon NLT dates will result in a penalty being accessed against MCE of [____] per day for each day beyond the NLT dates specified in Exhibit B (other than any delays relating to receipt of permits or completion of "make-ready" work to be done by others necessary for MCE to commence and pursue the construction later than 90 days from MCE's application or request to commence, respectively).

Section 3.  License; Grant of Security Interest and Collateral Assignment to
Lender

      So long as ACSI performs its payment obligations and all of its other obligations under this Agreement, ACSI shall have the sole and exclusive right to use a total of [________________] of the fibers constituting the Fiber System (which [__] fibers are referred to herein as the "ACSI Fiber"). MCE shall have the sole and exclusive right to use the remaining [________________] fibers constituting the Fiber System subject to the provisions of Section 10 (which [__] fibers are referred to herein as the "MCE Fiber").

      MCE shall designate the [________________] fibers that are to be ACSI Fiber. MCE may substitute fibers of equal or better capacity and quality at any time, so long as such substitution does not interfere with ACSI's service to its customers.

      In the event that an Event of Default of ACSI occurs pursuant to Section 14 hereof which has not been cured pursuant to Section 15 hereof, MCE shall have the sole and exclusive right to use all ACSI Fiber, without incurring any liability, responsibility or obligations to ACSI, ACSI's customers, or any user of ACSI Fiber, provided, however, that it is currently contemplated that ACSI will enter into a secured financing arrangement (the "Secured Financing Arrangement") with a major equipment supplier financier (the "Lender"), and that the Lender will be granted a security interest in substantially all the assets of ACSI, including, without limitation, ACSI's rights under this Agreement to which MCE hereby consents. Further, with reference to Section 21 hereunder, MCE hereby consents to a collateral assignment of ACSI's rights hereunder to the Lender in connection with the Secured Financing Arrangement. MCE acknowledges and agrees that in the event that Lender exercises its remedies under the Secured Financing Arrangement, Lender may foreclose on its security interest in this Agreement or arrange for a third party through public or private sale or through agreement with ACSI to acquire ACSI's assets. Notwithstanding any provision of this Agreement to the contrary, such foreclosure by the Lender or acquisition of assets by such third party shall not constitute a breach of this Agreement and upon such foreclosure or acquisition, the Lender or such third party shall succeed to all rights and remedies of ACSI under this Agreement. Neither the Lender nor such third party shall be liable for any act, omission, default, or obligation (other than payments required hereunder) that arose or occurred under this


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Agreement prior to the date on which the Lender or such third party succeeded to the rights of ACSI under this Agreement. MCE agrees that, if the Lender does not deem to be sufficient MCE's consent hereby to the grant of such security interest to the Lender and the collateral assignment of ACSI's rights under this Agreement to the Lender, at ACSI's expense, MCE will execute all additional documents as may reasonably be required by Lender to evidence MCE's consent to such security interest and collateral assignment. MCE further agrees that, upon an Event of Default of ACSI, the Lender shall have the opportunity to cure such Event of Default within the time periods specified in Section 15 hereof; in this event, or in the event of a foreclosure or acquisition by the Lender or a third party pursuant to the Secured Financing Arrangement, pursuant to which the Lender or a third party succeeds to ACSI's rights under this Agreement, so long as no Event of Default of ACSI has occurred for which the applicable cure period has passed, the Lender shall have the right to use the ACSI Fiber. At the termination of this Agreement for any reason, ACSI's (and the Lender's) rights to ACSI Fiber shall end, terminate and forever cease.

Section 4.  Term of Agreement

      This Agreement shall be effective as of the date hereof and shall continue in effect for a term of fifteen (15) years, with ACSI having the option to extend this Agreement for two (2) five (5) year renewal terms. At the end of such term, including any renewal terms, all ownership rights of ACSI and all rights of ACSI to utilize the Fiber System, including the ACSI Fiber, shall end, terminate, and forever cease.

      ACSI may exercise its option for a renewal term by providing notice of its intent to do so in writing to MCE at least six (6) months prior to the last day of the preceding term.

Section 5.  Notification of Completion

      MCE shall notify ACSI upon the completion of each phase of construction if any, as set forth in Exhibit A hereto, and ACSI will accept the fiber in accordance with acceptance and testing procedures mutually agreed to by the parties. In the event of disagreement on the acceptance and testing procedures, the Fiber System or any phase thereof will be deemed acceptable if it meets generally accepted standards for similar fiber cable construction.

Section 6.  Payments

      ACSI agrees to reimburse MCE for [___] (except as set forth in Section 30) of all reasonable actual costs and expenses incurred by MCE in constructing the Fiber System. During construction of the system, MCE will periodically provide to ACSI a listing of such costs and expenses.


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      ACSI will reimburse the pro-rated share of these costs to MCE by first reimbursing fifty percent of ACSI's portion of the estimated costs and expenses shown on Exhibit B within ten (10) business days of the expected start date of each phase referenced in Exhibit B. The remaining fifty percent will be reimbursed by remitting one-half of the amount shown on each listing provided by MCE during the construction within ten (10) business days of the date of each such listing. Within ten (10) business days of the completion of construction, ACSI shall reimburse MCE for any additional amounts due or shall receive any refunds for overpayments, whichever is applicable.

      All costs and expenses which are not reimbursed when required hereunder shall be assessed interest at a rate of one and one-half percent per month.

      Upon commencement of construction of the Fiber System, ACSI agrees to pay to MCE (in addition to the reimbursement of costs) a one-time fee of [____________________] on each route to be constructed under this agreement as partial compensation to MCE for the use of rights-of-way by the ACSI Fiber. At the option of ACSI, this amount may be amortized over a five-year period at an interest rate of twelve percent (12%). If ACSI selects this option, the first annual payment will be due upon commencement of construction for each respective phase, and subsequent annual payments will be due on each of the first four annual anniversaries of the execution hereof.

      ACSI will also be responsible for the payment, or reimbursement to MCE, of all sales, use, franchise, business license, or other taxes or fees charged by any governmental entity that arise out of the use of the ACSI Fiber.

      ACSI shall have the right to review the relevant books and records of MCE for the limited purpose of verifying the costs and expenses subject to reimbursement hereunder. A request to perform such a review must be preceded by five days written notice, and any information disclosed or revealed in such review shall be kept confidential by ACSI, except such information as ACSI may be required to disclose to the Lender in connection with the Secured Financing Arrangement.

Section 7.  Additional Fiber and Entrance Facilities

      The ACSI Fiber shall also include entrance into any buildings within 2,500 feet of the fiber system, in which MCE has available building conduit(s). Fiber to be constructed by ACSI to a mutually agreed point of demarcation.

      As further consideration for the use of the ACSI Fiber, ACSI agrees to provide to MCE, during the term of this Agreement and any renewal term:


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            (a)   sole and exclusive use of [___________] fibers which
                  meet MCE's performance standards on all fiber optic cable routes and entrance facilities which ACSI currently owns, leases, or otherwise has rights to use in and around the Montgomery metropolitan area, which fibers are described and shown in Exhibit C hereto. MCE agrees that it will not use or lease this fiber to a third party who proposes to provide local competitive access services, as that term is defined in Section 10.

            (b) sole and exclusive use of and access to, and the right to install fiber optic cables in, one (1) innerduct on the conduit routes described and shown on Exhibit C hereto. MCE agrees that it will not use this conduit and any fiber optic cable installed in this conduit to provide local competitive access services, as that term is defined in Section 10. In addition, MCE agrees not to lease or sell this fiber to any third party who proposes to provide local competitive access services, as that term is defined in Section 10.

            (c) Most favored customer pricing (plus $1, per monthly invoice) for like services and like quantities, or as agreed to by the parties, on private line services which are purchased by MCE or an affiliated ITC Holding Company entity from ACSI.

            (d) ACSI will view MCE as most favored vendor, when purchasing off-net, type II services, in areas wherein MCE can provide mutually agreed upon competitive pricing, responsive provisioning and high quality products. ACSI will grant MCE a first right of refusal on type II services, based on the above quality and pricing points. First right of refusal will consist of an affirmative response, accepting the order within three (3) business days of placement. In addition, MCE will incur a [____] penalty when missing a customer concurred due date by more than five (5) business days. After ten (10) business days, ACSI can terminate the order and re-order with any other provider.

Section 8.  Assessment of Costs

      ACSI agrees to pay its pro rata share (i.e. one-half) of any and all variable and recurring costs (other than maintenance costs which are addressed in Section 13) associated with the Fiber System during the term (including any renewals) of this Agreement. Variable and recurring costs include, but are not limited to, purchasing new rights-of-way, railroad crossing fees, easement fees, inspection fees, encroachment fees, property taxes, franchise or special fee assessments, or any


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other fees or assessments imposed by any governmental entity, and insurance.
They do not include the costs and expenses of constructing the Fiber System, which are discussed in Section 6 of this Agreement. Furthermore, these costs must relate to the Fiber System, and thus, they do not include costs incurred to operate any electric system or CATV system owned or managed by MCE or its affiliates.

      An invoice for variable and recurring costs will be issued by MCE annually or, at MCE's option, may be issued monthly. The invoice shall be paid within thirty (30) days of receipt by ACSI. Any invoices issued hereunder shall describe in sufficient detail the costs being charged and shall be subject to review by ACSI. MCE will seek to minimize costs associated with the Fiber System, consistent with good business practices. No administrative mark-up will be added to any invoice. All invoices to ACSI which are not paid when due hereunder shall be assessed interest at a rate of one and one-half percent per month.

      ACSI shall retain the right to object to any fee, assessment or tax imposed by any governmental entity during the term of this Agreement, if MCE chooses not to challenge said fee, assessment or tax. MCE agrees to cooperate with ACSI if ACSI should exercise its rights hereunder. If ACSI chooses to challenge or object to any governmental fee or tax hereunder, then all penalties, attorneys fees and litigation costs associated therewith shall be borne solely by ACSI as they are incurred. MCE agrees to share [___] of any savings incurred on the MCE Fiber, during the immediate 12 months following any favorable judgment initiated solely by ACSI.

      Variable and recurring costs incurred exclusively to serve the business needs of ACSI will be the sole responsibility of ACSI. These costs include, but are not limited to, installing a new hand-hole and splice case for a new pickup point and splicing in a new customer. ACSI will be invoiced for these charges as they occur. Any invoice issued hereunder shall be payable within ten (10) days of receipt by ACSI. All invoices to ACSI which are not paid when due hereunder shall be assessed interest at a rate of one and one-half percent per month.

      ACSI shall have the right to review the relevant books and records of MCE for the limited purpose of verifying the costs referenced hereunder. A request to perform such a review must be preceded by five days written notice, and any information disclosed or revealed in such review shall be kept confidential by ACSI, except such information as ACSI may be required to disclose to the Lender in connection with the Secured Financing Arrangement.

Section 9.  Equipment and Land

      As provided elsewhere in this Agreement, ACSI shall pay for all costs associated with use and operation of the ACSI Fiber including all equipment and additional space or land required therefor.


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      MCE shall provide for demarcation of fibers allocated to ACSI, MCE and others. "Demarcation" means the point of meeting where the "hand-off" occurs between the Fiber System and ACSI's system (whether secured from others or owned). Generally, the demarcation point will be at the splice, unless the fiber enters a building, in which case it will be at the distribution panel or other point where the ACSI cable physically interconnects with the Fiber System. ACSI shall provide the fiber to be spliced into the ACSI Fiber. The splice will be prepared and maintained by MCE. Access to the splice enclosure, fiber optic distribution frame, or fiber optic splice case shall be an exclusive right of MCE or others at MCE's direction.

Section 10. Nonexclusive Agreement

      MCE reserves for its own use and for the potential use of others the right to MCE Fiber. MCE may initially or subsequently install additional cables along the Route for its own use and for the potential use of others. None of these cables or fibers shall become ACSI Fiber or otherwise be provided for ACSI's use hereunder, and ACSI shall bear no costs (inclusive of installation and labor) associated with these cables.

      MCE agrees that for a period extending until September 1, 1996, that it will not lease any of the MCE Fiber or optical/electronic transmission capacity, to any third party that proposes to provide local competitive access services (which term includes any interlata or intralata, special or switched access, private line or local exchange services, but does not include, without limitation, video, cable television, Personal Communications Services, or cellular) through use of such MCE Fiber or capacity on terms more favorable than those offered to ACSI. In addition, if MCE is considering entering any such lease prior to September 1, 1996, [__________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_______.]

                  (a) MCE may use MCE Fiber (as described in Section 3, paragraph 1) or ACSI provided innerduct for the purpose of providing any service, capacity or facilities to its own customers, affiliates, or lessees without limitation, subject to the provisions of subsections (b) and (c) of this Section 10 in the case of local competitive access services (as defined above).

                  (b) To the extent (if any) that MCE uses MCE Fiber (as described in Section 3, paragraph 1) or ACSI provided innerduct to provide originating and/or terminating long distance traffic to its residential customers, dedicated access from MCE's POP to any interexchange carriers other than DeltaCom will be carried over ACSI Fiber on the joint Fiber System.


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                  (c)   With respect to competitive access services consisting
                        of (i) local telephone services to MCE's business customers in or around the City of Montgomery, Alabama or (ii) originating and/or terminating long distance traffic between such customers and any interexchange carriers, (x) if such services or traffic can be carried from the originating end to the terminating end entirely on ACSI-owned fiber optic cable facilities (including but not limited to ACSI Fiber), such competitive access services must be purchased from ACSI and ACSI must provide the same on terms and conditions which are in accordance with paragraph 7(c) of this Agreement and are otherwise generally competitive, or (y) if such services or traffic cannot be carried from the originating end to the terminating end entirely on ACSI-owned fiber optic cable facilities (including but not limited to ACSI Fiber), MCE may carry such services or traffic directly or through another entity over the area where it cannot be carried over ACSI-owned fiber optic cable facilities (including but not limited to ACSI Fiber) and to a suitable location to hand off the traffic to ACSI, and the remaining portion of such competitive access services must be purchased from ACSI and ACSI must provide the same on terms and conditions which are in accordance with paragraph 7(c) of this Agreement and are otherwise generally competitive.

Section 11. Royalty Payment

      As consideration for the requirements of Section 10, ACSI shall pay to MCE a monthly royalty payment equal to [_________________] of ACSI's monthly Booked Net Revenue After Taxes, which is defined as total revenue, less operating expenses, interest expenses, taxes, and depreciation, all calculated in accordance with generally accepted accounting principles. This payment will be due to MCE, within thirty (30) calendar days of the end of each month, so long as the amount is greater than zero and will continue throughout the term of this agreement and shall continue for any renewals thereafter. This royalty will be calculated on the basis of revenues generated by ACSI, its affiliates (not including the parent company), or partners from usage on or of the Fiber System. In no case will this royalty be less than the minimum amount specified in Exhibit D [___________________________________] for years 1 through 10 based upon ACSI's 4/3/95 Montgomery Business Plan Booked Net income projection), and for Year 11, [_________________________________], and for every year thereafter, [_________________________________] increased by changes in the
Consumer Price Index occurring since the beginning of Year 11. As it pertains to the payment described above, MCE will have the right to audit ACSI's invoices and financial statements on a limited basis, for the express purposes only, to ensure


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accuracy of payments rendered to MCE by ACSI. This right will be quarterly, on five (5) days written notice to ACSI.

Section 12. Availability

      MCE will endeavor to provide uninterrupted availability of the Fiber System and will make reasonable efforts to restore fiber optic connections as soon as possible in the event of a failure. The parties acknowledge that restoration times can vary significantly depending on the nature of the cause of the interruption. ACSI agrees to provide MCE with any information or records with respect to operations or operating characteristics of ACSI's system that may be needed or useful to MCE in maintaining, repairing and/or replacing all or part of the Fiber System. It is the responsibility of ACSI to possess the equipment and alternative fiber optic cable route necessary to automatically reroute traffic in the event of a loss of use of the ACSI Fiber.

Section 13. Maintenance and Maintenance Fees.

      All maintenance of the Fiber System shall be performed solely by MCE or by others at MCE's direction. MCE agrees to develop maintenance procedures with a least-intrusive overall objective. Where practical, maintenance and construction activities affecting system performance will be conducted between the hours of midnight and 6 a.m., with five (5) days advance written notice. MCE agrees to provide to ACSI, upon request, its maintenance procedures. ACSI may, at its discretion, provide input as to the maintenance procedures.

      MCE shall provide necessary routine maintenance for the Fiber System, such as routine tower structure, right-of-way inspection and right-of-way clearing. During the first ten (10) years of this agreement, ACSI shall pay to MCE an annual fee for routine maintenance equal to [_________________] of the pro-rated costs and expenses of constructing the Fiber System; years eleven
(11) through fifteen (15) shall be calculated at [__________________________].
The first annual maintenance payment shall be due within ten (10) business days of the Start Date shown on Exhibit B and each annual payment thereafter shall be due on the anniversary date of this Agreement. Annual maintenance payments shall be calculated using the estimated costs and expenses set forth in Exhibit B until the Fiber System is constructed, at which time such payments shall be based upon the actual costs and expenses.

      Upon any renewal term, annual maintenance shall be negotiated and mutually agreed upon.

      Routine right-of-way clearing is performed approximately every five (5) years. Any requests for more frequent or more extensive right-of-way clearing shall be provided by MCE at the sole cost and expense of ACSI.


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      MCE shall also restore the Fiber System in the event of a service outage or other events requiring repairs. MCE will respond to any outage within two (2) hours or less after notice of the outage has been given to the designated MCE contact and will use its best efforts to resolve the problem as quickly thereafter as is reasonably possible. The costs associated with such restoration shall not be treated as routine maintenance and ACSI shall be responsible for its pro rata share of material, labor and overhead costs associated with the necessary repairs. If MCE fails to respond within two (2) hours after notice of the outage has been given to the designated MCE contact, a penalty will be incurred of [___________________] thereafter and will be due ACSI. Both MCE and ACSI will provide the other with written notice designating contacts for purposes of this Agreement and this Section in particular.

      ACSI shall have no responsibility for costs associated with replacement and restoration of the Fiber System as a result of major repairs to the lines arising out of a decision to reroute the structure and/or lines for the convenience of MCE.

      In the event of a Fiber System move for public convenience or necessity, as in the case of a road widening, or to comply with an order, law or other requirement of a government body, ACSI shall be responsible for its pro rata share of the cost to move the Fiber System.

Section 14. Events of Default

      Events of default shall include:

            (a) If a payment is not made when due, MCE shall provide written notice to ACSI of such nonpayment, and if payment is not made within ten (10) business days or more after receipt of such notice, an Event of Default shall be deemed to have occurred (however, MCE shall be required to provide only two notices of nonpayment every twelve months);

            (b) Default in the performance of any other material liability, obligation, representation or covenant of ACSI or MCE;

            (c) The admission by ACSI in writing of its inability to pay its debts generally when due, or the making of any general assignment for the benefit of creditors by ACSI;

            (d) The institution of bankruptcy, reorganization, liquidation or receivership proceedings by or against ACSI which is not dismissed within 60 days thereafter; and

            (e) An involuntary transfer of ACSI's interest by operation of law.


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Section 15. Rights Upon Default

      Upon the occurrence of any of the Events of Default listed in Section 14(b), the non-defaulting party shall give notice of such violation or default, and if the defaulting party does not cure that default or violation within a thirty (30) calendar day period the non-defaulting party may in its discretion do one or more of the following:

            (a) Proceed by appropriate court action or actions at law or in equity or in bankruptcy to enforce performance by the defaulting party of the covenant and terms of this Agreement and/or to recover damages for the breach thereof;

            (b) Invoke and exercise any other remedy or remedies available at law or in equity;

            (c)   Cancel this Agreement; and

            (d) In the event of an ACSI default, MCE may give written notice to ACSI of the present value of the entire amount of payments due to MCE under this Agreement and an estimate of all other amounts remaining to be paid over the balance of the term hereof, computed from the date of ACSI's default. All of these amounts shall become immediately due and payable and shall be accelerated.

      The remedies in the Event of Default, as hereinabove set forth, shall not be deemed to be exclusive, but shall be cumulative and shall be in addition to all other remedies existing in law, in equity or in bankruptcy;

      The defaulting party shall be liable for all costs and expenses, including reasonable legal fees and disbursements, incurred by reason of any Event of Default or the exercise by the other party or its assignee of any of its remedies hereunder, provided that such other party prevails in any such action.

Section 16. Reports and Certificates

      On written request, during the term of this Agreement, ACSI agrees to furnish to MCE and/or its assignee within one hundred twenty (120) days after the close of its fiscal year, an annual report of its parent company consisting of (1) its consolidated financial statements including a balance sheet as of the end of such fiscal year, and (ii) statements of income for the year then ended, with all notes thereto, in each case certified as true and correct by the chief financial officer of its parent company; provided that if its parent company shall have independent certified


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accountants prepare such financial statements, ACSI shall furnish such financials to MCE when available.

      All non-public information regarding ACSI or its affiliates received by MCE, its successors, assigns or affiliates under this Section shall be held confidential.

Section 17. Representations and Warranties

      By the execution and delivery of this Agreement, ACSI shall be deemed to have made the following representations and warranties to MCE with respect to this Agreement:

            (a) ACSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is, or will become, duly qualified to do business in each jurisdiction where such qualification is necessary; and has the power and authority to enter into and perform its obligations under this Agreement;

            (b) ACSI is duly authorized and empowered to execute and deliver this Agreement and to fulfill and comply with the terms, conditions and provisions hereof and thereof;

            (c) There are no actions, suits or proceedings, whether or not purportedly on behalf of ACSI, pending or (to the knowledge of ASCI) threatened against or affecting ACSI or any property rights of ACSI at law or in equity, or before any commission or other administrative agency, that, if determined adversely to ACSI would materially and adversely affect the ability of ACSI to perform its obligations under this Agreement. ACSI is not in default with respect to any order or decree of any court or governmental commission, agency or instrumentality which would materially affect the ability of ACSI to perform its obligations;

            (d) The execution, delivery and performance of this Agreement does not conflict with, or result in a breach of, the terms, conditions or provisions of: (i) ACSI's articles of incorporation; or (ii) any bond, debenture, note, mortgage, indenture, agreement or other instrument to which ACSI is a party or by which ACSI or its property may be bound, or constitute (with due notice or lapse of time or both) a default thereunder, provided, that MCE acknowledges that it is currently contemplated that ACSI will enter into the Secured Financing Arrangement with the Lender; ACSI has obtained all necessary consents to the execution,


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                  delivery and performance of this Agreement and all debentures, notes, mortgages, indentures, agreements and other instruments to which ACSI is a party or by which it or its property may be bound;

            (e) Any and all authorizations or approvals from any governmental or public body or authority of the United States of America, or of any of the States thereof, the District of Columbia, the City of Montgomery, Alabama, or other local authority, necessary in connection with the execution, delivery and performance of this Agreement have been or will be obtained prior to making the Fiber System operational, except for such approvals and authorizations as have been obtained and are in effect as of the date thereof and as to those, the same will be maintained in effect throughout the term of this Agreement.

      By execution and delivery of this Agreement, MCE shall be deemed to have made the following representations and warranties to ACSI with respect to this agreement.

            (a) MCE is a corporation duly formed and validly existing under the laws of the State of Alabama and is qualified to do business in each jurisdiction where such qualification is necessary; and has access to certain rights-of-way (owned by its parent companies, ITC Holding Company, Inc. and CYBERNET Holding LLC, or other ITC affiliates as may be the case) necessary to perform under this agreement; and has the power and authority to enter into and perform its obligations under this Agreement;

            (b) MCE is duly authorized and empowered to execute and deliver this Agreement and to fulfill and comply with the terms, conditions and provisions hereof.

            (c) There are no actions, suits or proceedings, whether or not purportedly on behalf of MCE, pending or (to the knowledge of MCE) threatened against or affecting MCE or any property rights of MCE at law or in equity, or before any commission or other administrative agency, that, if determined adversely to MCE would materially and adversely affect the ability of MCE to perform its obligations under this Agreement, except as set forth in Section 19. MCE is not in default with respect to any order or decree of any court or governmental commission, agency or instrumentality which would materially affect the ability of MCE to perform its obligations hereunder or thereunder, nor does any such order or decree exist that would materially and adversely affect the ability of MCE to perform such obligations;

            (d) The execution, delivery and performance of this Agreement does not conflict with, or result in a breach of, the terms, conditions or provisions of: (i) MCE'S articles of incorporation; or (ii) any bond, debenture, note, mortgage, indenture, agreement or other instrument to which MCE is a party or by which MCE or its property may be bound, or constitute (with due notice or lapse of time or both) a default thereunder.

Section 18. Rights-of-Way

      Under its existing right-of-way agreements with private landowners and/or holders of easements providing rights-of-way, MCE believes that it has the right to use the rights-of-way as contemplated herein, but does not warrant that they will be legally sufficient, without the consent of the landowners, for all purposes contemplated hereunder. In the event that a landowner should object to MCE's use of a right-of-way, MCE will promptly notify ACSI of the objection and will use its best efforts to resolve the dispute. Unless MCE determines that legal and/or regulatory considerations dictate a different characterization, this Agreement shall be construed as constituting a license from MCE to ACSI for use of the ACSI Fiber during the term of this Agreement. ACSI will be required to obtain rights-of-way for the equipment which it intends to install outside of the Route, including any cables required for service to its customers' premises. ACSI will also be required to acquire whatever rights-of-way are necessary to bury cable from the base of poles and towers to any other sites.

Section 19. Regulation

      Under current law, the parties are unclear as to whether MCE needs the approval of the Alabama Public Service Commission (the "PSC") in order to enter into or perform its obligations under this Agreement. Nevertheless, MCE intends to seek from the PSC the necessary authority or a determination that no such authority is required. If it is determined that such authority is needed, MCE reserves the right to assign this Agreement to another party who has or can obtain the necessary authority. Such assignment will release MCE from any liability or obligations to ACSI, but the assignee will be bound to the same obligations and liabilities as MCE.

      Nothing in this Agreement shall be construed as obligating MCE to do any act, or prevent MCE from doing any act, that would make MCE subject to regulation as a telephone company, communications carrier, or common carrier.

Section 20. Ownership

      MCE shall own [________________] strands of the fiber optic cable comprising the Fiber System and any electronic equipment which MCE attaches to the Fiber System. This does not include the conduit set forth on Exhibit C. Subject to Section 4 hereof, for the term of this Agreement, ACSI shall own [___________] strands of the fiber optic cable comprising the Fiber System and any electronic equipment which ACSI attaches to the Fiber System.

Section 21. Assignment

      Except as provided in Section 19, neither MCE nor ACSI shall make any assignment of any of its rights or obligations to any third party under this agreement without the consent of the other party, which consent shall not be unreasonably withheld (consents shall not be deemed unreasonably withheld with respect to a proposed assignment of this Agreement by a party to an entity where the other party has a good faith belief that the transferee is unable to comply with the terms and conditions of this Agreement), except that ACSI may, without the written consent of MCE, collaterally assign its rights in this Agreement to the Lender in connection with the Secured Financing Arrangement. Notwithstanding the foregoing, neither party shall not be required to obtain the other party's consent to contracts for services required under this Agreement or to assign its rights (but not its obligations) under this Agreement to an affiliate.

Section 22. Limitation of Liability

      MCE will not be liable for consequential damages or for any loss of use, revenue, or profit suffered by ACSI or its assigns as a result of any act or failure hereunder, including the unavailability or failure of capacity, MCE's supply of or failure to supply power to the Fiber System or the ACSI Fiber, or any damage to the ACSI Fiber or the Fiber System. MCE's total liability for any claims or damage arising out of or connected with this Agreement shall not exceed the amount of fees paid by ACSI to MCE prior to date of said claim or damage.

Section 23. Indemnity

      Subject to Section 22, each party, for itself, its successors and assigns, agrees to defend, indemnify and save the other, its directors, officers, employees, agents, successors and assigns, harmless from and against any and all claims, demands, damages, actions or causes of action, together with any and all losses, fines, penalties, costs or expenses (including attorney's fees) in connection therewith or related thereto, asserted by any third party, including, but not limited to, the general public, the other party's employees, customers, contractors, subcontractors and/or agents, arising from or in any manner growing out of or attributed to the indemnifying party's negligence or willful acts, including, but not limited to operations, cable splicing, equipment, facilities, regenerator, regenerator(s) site(s), or connection(s).

      ACSI, for itself, its successors and assigns, agrees to defend, indemnify and save MCE, its directors, officers, employees, agents, successors and assigns, harmless from and against any and all claims, demands, damages, actions, or causes of action, together with any and all losses, fines, penalties, costs or expenses in connection therewith or related thereto, asserted by any person or persons arising from or in any manner growing out of unavailability or loss of capacity, whether or not caused by the fault or negligence of ACSI.

Section 24. Force Majeure

      In the event that MCE shall be prevented from or delayed in installing, repairing or replacing the Fiber System because of causes beyond its control such as, but not necessarily limited to, lightning, flood, fire, explosion, storm, destruction of property, strike or other labor dispute or disturbance, civil insurrection, national emergency, embargo, moratorium, any governmental action or order of any court or administrative agency, major mechanical breakdown, or failure of a unique supplier to supply necessary materials or equipment on time, MCE shall be excused from timely performance.

Section 25. Confidentiality

      MCE shall maintain the confidentiality of records and information received by it under this Agreement regarding ACSI or its affiliates, except as necessary to instruct or protect any third parties, including, but not necessarily limited to, agents and contractors. ACSI shall maintain the confidentiality of records and information received by it under this Agreement regarding MCE or its affiliates, except as necessary to instruct or protect any third parties, including, but not necessarily limited to, agents and contractors. The parties hereby incorporate by reference the Non-Disclosure Agreement that they entered into on August 17, 1995.

Section 26. Warranty

      The parties acknowledge that MCE is not selling goods to ACSI, and consequently, the warranties generally provided by the Uniform Commercial Code will not be available to ACSI. The Fiber System shall be constructed to meet specifications as set forth in this Agreement. However, BECAUSE MCE IS NOT THE MANUFACTURER OR VENDOR OF ANY OF THE PROPERTY THAT WILL BE UTILIZED, INCLUDING, BUT NOT LIMITED TO, FIBER OPTIC CABLE AND ALL ASSOCIATED EQUIPMENT, NOR A DEALER IN SUCH PROPERTY, MCE HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATION, WARRANTY, OR COVENANT, EXPRESS OR IMPLIED, WITH RESPECT TO THE DESIGN, CONDITION,

DURABILITY, USEFULNESS, SUITABILITY, FITNESS FOR USE, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY OF THE FIBER CAPACITY, THE FIBER SYSTEM OR THE ACSI FIBER. MCE SHALL NOT BE RESPONSIBLE FOR ANY PATENT OR LATENT DEFECTS THEREIN OR ANY DAMAGES RESULTING THEREFROM.

      MCE shall be responsible, at no extra cost to ACSI, for enforcing manufacturer's warranties providing for any and all replacements required as a result of manufacturing failure, provided that ACSI shall be responsible for its pro rata labor costs and reasonable overhead of the installation of the replacement cable, to the extent MCE (rather than the manufacturer) is responsible for such changes.

Section 27. Notices

      All notices and other communications provided for herein shall be validly given if in writing and delivered personally, via overnight express mail, via certified mail, or via regular mail, addressed as below to whichever is appropriate:

            If to MCE:

                  Mr. Clarence J. Prestwood
                  CYBERNET HOLDING, LLC
                  PO Box 510
                  West Point, Georgia  31833

                  Mr. Cam B. Lanier
                  Chairman & CEO
                  ITC HOLDING COMPANY
                  PO Box 510
                  West Point, Georgia  31833

            If to ACSI:

                  General Counsel
                  ACSI
                  131 National Business Parkway
                  Suite 100
                  Annapolis Junction, MD  20701

                  Chief Financial Officer
                  ACSI
                  131 National Business Parkway
                  Suite 100
                  Annapolis Junction, MD  20701

                  copy to:

                  Mr. Dennis Ives
                  ACSI
                  600 Hunter Drive
                  Suite 301
                  Oak Brook, IL  60521

                  Mr. James A. Bick
                  AT&T Capital Corporation
                  44 Whippary Road
                  Morristown, NY  07962-1983

Section 28. Further Assurances

      ACSI, at its own cost, expense and liability, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further assurances, acts and documents as MCE or its permitted assigns may from time to time reasonably request in order to more effectively carry out the intent and purposes of this Agreement and the transactions contemplated hereby, and will take all such other actions or cause such actions to be taken as may be necessary or as may be requested by MCE or its assigns in order to establish, preserve, protect and perfect the good and marketable title of MCE to the Fiber System; provided that anything in this Section 28 notwithstanding, MCE acknowledges and agrees that ACSI is granting a security interest, and MCE consents in the granting of such security interest, in the rights of ACSI under this Agreement to the Lender in connection with the Secured Financing Arrangement.

Section 29. Miscellaneous Provisions

      (1) This Agreement embodies the entire agreement between the parties. It may not be modified or terminated except as provided herein or by other written agreement between the parties. If any provision is invalid, it shall be considered deleted from this Agreement, and such invalidity shall not invalidate the remaining provisions of this Agreement.

      (2) Before resorting to any litigation, the parties agree to exercise reasonable efforts to amicably resolve the dispute by negotiations between the appropriate representatives or executives of the parties.

      (3) This Agreement shall be governed by the laws of the State of Alabama. Venue for any litigation between the parties shall be in the Circuit Court of Montgomery County, Alabama, excluding the choice-of-law rules thereof.

      (4) Each party and counsel for each party have reviewed this Agreement. Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

      (5) The failure of either party to insist on the performance of any of the terms of this Agreement, or the waiver of any breach of any of the terms of this Agreement, shall not be construed as thereafter waiving any such terms, or any others, but the terms shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

      (6) It is understood and agreed by the parties that this Agreement shall not in any way be construed as creating any relationship between the parties other than that expressly provided herein.

      (7) The headings of the sections in this Agreement are for the purpose of reference only and shall not limit or affect the meaning of the Agreement as a whole or of the sections thereof.

      (8) All dollar amounts indicated in this Agreement are denominated in United States currency.

      (9) The parties hereto agree that this Agreement, to the extent it is subject to Federal Communications Commission ("FCC") regulation, is an inter-carrier agreement, which is not subject to the filing requirements of
Section 211(a) of the Communications Act of 1934 (47 U.S.C. Section 211(a)) as implemented in 47 C.F.R. Section 43.51.

      (10) In connection with the matters provided for in this Agreement, each party hereto shall comply with all applicable laws and regulations, including, but not limited to, the Communications Act of 1934, as amended, and the policies, rules and regulations of the FCC.

      (11) Neither ACSI nor MCE shall, without the other party's prior written consent: (i) use the other party's name in promotional, advertising or other materials, or (ii) use the other party's logos, trade marks, service marks, or any variations thereof in any of its promotional, advertising or other materials.

      (12) Nothing in this Agreement shall constitute a joint undertaking by either ACSI or MCE for the furnishing of any service to customers of the other party. Nothing in this Agreement shall be deemed to create any relationship between ACSI and MCE other than that of independent parties contracting with each other solely for the purpose of carrying out the provisions of this Agreement. Neither of the parties hereto shall be deemed or construed, by virtue of this Agreement, to be the agent, employee, representative, partner, or joint venturer of the other party.

      (13) If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions of said agreement.

      (14) It is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against either of the parties hereto, and that the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

      (15) The terms and provisions contained in this Agreement that by their sense and context are intended to survive the termination or expiration of this Agreement shall so survive the termination or expiration of this Agreement, including, without limitation, provisions for the making of any and all payments due hereunder.

Section 30. Agreed Changes to the Fiber System

      The Fiber System is being extended to areas within or around the City of Montgomery, Alabama at the request of ACSI, which extensions ("System Extensions") are set forth on Exhibit G. The Route, Phases, estimated construction schedule and "Not Later Than" dates for such System Extensions shall be as set forth on Exhibit G. ACSI shall bear [____] of the construction cost of the System Extensions, [_______________________________________________
_______________________________________________________________________________
_________________________________.] The parties shall negotiate in good faith concerning any proposed additions or changes to Exhibit F, and any such additions or changes shall be set forth on amendments to Exhibit F signed by the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by duly authorized persons.


                                          AMERICAN COMMUNICATION
                                          SERVICES OF MONTGOMERY, INC.

                                          /s/ Name: /s/ George M. Tronsrue III
                                                    --------------------------
                                              Title:  Executive Vice President
                                                     -------------------------
                                              Date:  9/29/95
                                                    --------------------------


                                          MONTGOMERY CABLEVISION AND
                                          ENTERTAINMENT, INC.



                                          /s/ Name: /s/ Clarence J. Prestwood
                                                    --------------------------
                                              Title:  CEO
                                                     -------------------------
                                              Date:  9/29/95
                                                    --------------------------

                   ***INFORMATION IN THIS EXHIBIT HAS BEEN
                   OMITTED PURSUANT TO A REQUEST FOR
                   CONFIDENTIAL TREATMENT.  THE OMITTED
                   PORTIONS HAVE BEEN FILED SEPARATELY
                   WITH THE SECURITIES AND EXCHANGE
                   COMMISSION.***

                                    EXHIBIT A

                                Routes and Phases


Phase 1:    [______________________________________________________________
            _____________________________________________________
            ____________]

Phase 2:    [________________________________________________________________
            _________________________________________________________________
            ________________________________________]

Phase 3:    [________________________________________________________________
            ___________________________________________________________]

                                    EXHIBIT B

              Estimated Costs and Expenses of Construction, Timing



Estimated Construction

                                                               "Not Later Than"
                    Cost      Start Date    Completion Date    Completion Date
                    ----      ----------    ---------------    ---------------
Phase 1:        [___________]  09/29/95        01/31/96            04/30/96

Phase 2:        [___________]  03/01/96        06/30/96            09/30/96

Phase 3:        [___________]  01/02/96        05/31/96            08/31/96

                   ***INFORMATION IN THIS EXHIBIT HAS BEEN
                   OMITTED PURSUANT TO A REQUEST FOR
                   CONFIDENTIAL TREATMENT.  THE OMITTED
                   PORTIONS HAVE BEEN FILED SEPARATELY
                   WITH THE SECURITIES AND EXCHANGE
                   COMMISSION.***

                                    EXHIBIT C

                    ACSI Conduit and Fiber Optic Cable Route


The ACSI Network route is along the following streets in the City of Montgomery:


      City Right of Way:            From:                   To:

      [__________]            [_________________]     [____________]
      [___________]           [_____________]         [___________]
      [____________]          [____________]          [______________]
      [_____________]         [____________]          [_______________]
      [_______________]       [______________]        [________________]
      [________________]      [_______________]       [____________]
      [____________]          [________________]      [______________]
      [______________]        [____________]          [____________]
      [____________]          [______________]        [___________]
      [___________]           [____________]          [_______________]
      [_______________]       [___________]           [_________________]
      [_________________]     [_______________]       [__________]

                   ***INFORMATION IN THIS EXHIBIT HAS BEEN
                   OMITTED PURSUANT TO A REQUEST FOR
                   CONFIDENTIAL TREATMENT.  THE OMITTED
                   PORTIONS HAVE BEEN FILED SEPARATELY
                   WITH THE SECURITIES AND EXCHANGE
                   COMMISSION.***

                                    EXHIBIT D

                     [__________________________________]
                          for Years 1 through 10 based
    upon ACSI's 4/3/95 Montgomery Business Plan Booked Net Income Projection



Year 1   Year 2   Year 3    Year 4   Year 5   Year 6    Year 7   Year 8    Year 9   Year 10
------   ------   ------    ------   ------   ------    ------   ------    ------   -------
 [_]      [_]      [_]       [_]      [___]   [_____]   [_____]  [_____]   [_____]  [______]

                       Total Cumulative Minimum Payment:    [_______]
                       Average Cumulative for Period:       [___________]

                   ***INFORMATION IN THIS EXHIBIT HAS BEEN
                   OMITTED PURSUANT TO A REQUEST FOR
                   CONFIDENTIAL TREATMENT.  THE OMITTED
                   PORTIONS HAVE BEEN FILED SEPARATELY
                   WITH THE SECURITIES AND EXCHANGE
                   COMMISSION.***

                                    EXHIBIT E

                              Target Building List


                              [_____________________]
                              [_______________________]
                              [_____________________]
                              [_______________]
                              [_____________________]
                              [______________________]
                              [______________________]
                              [____________________]
                              [________________]
                              [__________]
                              [________________]
                              [_____________________]
                              [_______________]
                              [____________________]
                              [___________________]
                              [_____________________]
                              [________________]
                              [__________________]
                              [___________________]
                              [___________________]
                              [__________________]
                              [______________________]
                              [_________________]
                              [____________________]
                              [____________________]
                              [________________]
                              [_________________]
                              [________________]
                              [__________________]

                   ***INFORMATION IN THIS EXHIBIT HAS BEEN
                   OMITTED PURSUANT TO A REQUEST FOR
                   CONFIDENTIAL TREATMENT.  THE OMITTED
                   PORTIONS HAVE BEEN FILED SEPARATELY
                   WITH THE SECURITIES AND EXCHANGE
                   COMMISSION.***

                                    EXHIBIT F

                   Estimated Cost and Expenses of Construction


Estimated Construction

                                                               "Not Later Than"
                    Cost      Start Date    Completion Date    Completion Date
                    ----      ----------    ---------------    ---------------
Phase 1g:        [_________]   01/02/96        06/30/96           09/30/96

Phase 2g:       [__________]   01/02/96        06/30/96           09/30/96

Phase 3g:       [__________]   01/02/96        06/30/96           09/30/96

Phase 4g:       [__________]   10/15/95        03/30/96           06/30/96

Phase 5g:      [___________]   01/01/96        06/30/96           06/30/96


                                Routes and Phases

Phase 1g:   [__________________________________________________________________
            _________________________________________________________________]

Phase 2g:   [_________________________________________________________________
            ______________________________________________________]

Phase 3g:   [_____________________________________________________________
            ___________________________________________________________________
            _______]

Phase 4g:   [______________________________________________________________
            ___________________________________________________________________
            _______________]

Phase 5g:   [_____________________________________________________________
            ___________________________________________________________________
            _________________________________________________________________
            ____________________________________]

                            NON-DISCLOSURE AGREEMENT

         THIS AGREEMENT entered into as of the 17th day of August, 1995 between AMERICAN COMMUNICATIONS SERVICES, INC. ("ACSI"), with offices at 131 National Business Parkway, Annapolis Junction, Maryland 20701 and CYBERNET HOLDING LLC, with offices at 1239 O.G. Skinner Drive, Post Office Box 510, West Point, Georgia 31833.

         1. ACSI and CYBERNET HOLDING LLC, intend to disclose to each other information, which may include confidential information, relating to the evaluation of a possible working/business relationship (the "Potential Relationship"). The term "Confidential Information" shall mean any information or data which is disclosed by a party to the other party under or in contemplation of this Agreement and which (a) if in tangible form or other media that can be converted to readable form, is clearly marked as proprietary, confidential, or private when disclosed, or (b) if oral, is identified as proprietary, confidential, or private on disclosure and is summarized in a writing so marked and delivered within thirty (30) days following such disclosure. Confidential Information may be either the property of the disclosing party or information provided to the disclosing party by a corporate affiliate of the disclosing party or by a third party.

         2. This Agreement expressly does not encompass the corporate affiliates of either party hereto. Consequently, affiliates of either party may not disclose Confidential Information to the other party or its affiliates, and affiliates of either party may not receive Confidential Information from the other party or its affiliates.

         3. The receiving party acknowledges the economic value to the disclosing party of all Confidential Information. With respect to Confidential information, the recipient shall:

                 (a) use the Confidential Information only for the purpose of evaluating the Potential Relationship;

                 (b) restrict disclosure of the Confidential Information solely to those employees or authorized representatives of such party and its affiliates with a "need to know" and not disclose it to any other person or entity without the prior written consent of the disclosing party;

                 (c) advise those personnel who gain access to Confidential Information of their obligations with respect to the Confidential Information;

                 (d) make only the number of copies of the Confidential Information necessary to disseminate the information to those personnel who are entitled to have access to it, and ensure that all confidentiality notices set forth on the Confidential Information are reproduced in full on such copies;

                 (e) safeguard the Confidential Information with the same degree of care to avoid unauthorized disclosure as recipient uses to protect its own confidential and private information; and

                 (f) maintain a list of recipient personnel permitted access to Confidential Information and, upon request, provide the disclosing party with a copy of the list.

                 A "need to know" basis means that the person requires the Confidential Information in order to perform his or her responsibilities in connection with evaluating the Potential Relationship.

                 4. The obligations of Paragraph 3 shall not apply to any Confidential Information which the recipient can demonstrate:

                          (a) is or becomes available to the public through no breach of this Agreement;

                          (b) was previously known by the recipient without any obligation to hold it in Confidence;

                          (c) is received from a third party free to disclose such information without restriction;

                          (d) is independently developed by the recipient without the use of Confidential Information of the disclosing party;

                          (e)     is approved for release by written
                 authorization of the disclosing party, but only to the extent of and subject to such conditions as may be imposed in such written authorization;

                          (f) is required by law or regulation to be disclosed, but only to the extent and for the purposes of such required disclosure; or

                          (g) is disclosed in response to a valid order of a court or other governmental body of the United States or any political subdivisions thereof, but only to the extent of and for the purposes of such order, provided, however, that the recipient shall first notify the disclosing party of the order and permit the disclosing party to seek an appropriate protective order.

         5. When requested by the recipient, the disclosing party will provide a nonconfidential summary prior to disclosure of the actual Confidential Information to enable the recipient to determine whether it can accept the Confidential Information. Each party has the right to refuse to accept any information under this Agreement, and nothing obligates either party to disclose to the other party any particular information.

         6. Each party acknowledges its obligation to control access to and/or exportation of technical data under the applicable export laws and regulations of the United States, and each party agrees to adhere to and comply with the laws and regulations with respect to any technical data received under this Agreement.

         7. Confidential Information, including permitted copies, shall be deemed the property of the disclosing party. The recipient shall, without twenty (20) days of a written request by the disclosing party, return all Confidential Information, including all copies thereof, to the disclosing party or destroy all such Confidential Information. The recipient shall also, within ten (10) days of a written request by the disclosing party, certify in writing that it has satisfied its obligations under Paragraph 3, 6 and 7 of this Agreement.

         8. Both parties agree that an impending or existing violation of any provision of this Agreement would cause the disclosing party irreparable injury for which it would have no adequate remedy at law, and that the disclosing party shall be entitled to seek immediate injunctive relief prohibiting such violation, in addition to any other rights and remedies available to it.

         9. Nothing contained in this Agreement or in any discussions undertaken or disclosures made pursuant hereto shall (a) be deemed a commitment to engage in any business relationship, contract or future dealing with the other party, or (b) limit either party's right to conduct similar discussions or perform similar work to that undertaken pursuant hereto, so long as said discussions or work do not violate this Agreement.

         10. No patent, copyright, trademark or other proprietary right or license is granted by this Agreement or any disclosure hereunder, except for the right to use such information in accordance with this Agreement. No warranties of any kind are given with respect to the Confidential Information disclosed under this Agreement or any use thereof, except as may be otherwise agreed to in writing.

         11. This Agreement shall be effective as of the date first written above and shall continue until terminated by either party at will, provided, however that the obligations under this Agreement survive termination thereof.

         12. This Agreement may not be assigned by either party without the prior written consent of the other except that ACSI may assign this Agreement to any of its affiliates upon prior written notice to CYBERNET HOLDING LLC. No permitted assignment shall relieve a party of its obligations hereunder with respect to Confidential Information disclosed to that party prior to the assignment. Any assignment in violation of this Section shall be void. This Agreement shall be binding upon the parties and their respective successors and assigns.

         13. If any provision of this Agreement shall be held invalid or unenforceable, such provision shall be deemed deleted from this Agreement and replaced by a valid and enforceable provision which so far as possible achieves the parties' intent in agreeing to the original provision. The remaining provisions of this Agreement shall continue in full force and effect.

         14. Each party warrants that it had the authority to enter into this Agreement to lawfully make the disclosures contemplated hereunder.

         15. This Agreement represents the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior communications, agreements and understandings related thereto. The provisions of this Agreement may not be modified, amended, or waived, except by a written instrument duly executed by both parties. This Agreement shall be governed in all respects by the domestic laws of the State of Maryland.

         16. Both parties agree not to disclose the ITC's pending acquisition of DeltaCom.

AMERICAN COMMUNICATIONS SERVICES, INC.

BY: /s/ GEORGE M. TRONSRUE, III
   ------------------------------

TITLE: Executive Vice President
      ---------------------------

CYBERNET HOLDING LLC

BY: /s/ CLARENCE J. PRESTWOOD
   ------------------------------

TITLE: President & CEO
      ---------------------------




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